
<ARTICLE> 9
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM MBNA
CORPORATION'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AND IS QUALIFIED IN
ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                         263,064
<INT-BEARING-DEPOSITS>                       1,427,065
<FED-FUNDS-SOLD>                               659,000
<TRADING-ASSETS>                                     0
<INVESTMENTS-HELD-FOR-SALE>                  2,162,464
<INVESTMENTS-CARRYING>                         346,180
<INVESTMENTS-MARKET>                           341,868
<LOANS>                                     11,162,074<F1>
<ALLOWANCE>                                    162,476
<TOTAL-ASSETS>                              21,305,513
<DEPOSITS>                                  12,913,213
<SHORT-TERM>                                   192,623
<LIABILITIES-OTHER>                            750,710
<LONG-TERM>                                  5,478,917
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                         86
<COMMON>                                         5,012
<OTHER-SE>                                   1,964,952
<TOTAL-LIABILITIES-AND-EQUITY>              21,305,513
<INTEREST-LOAN>                              1,493,038<F1>
<INTEREST-INVEST>                              144,940
<INTEREST-OTHER>                                73,035
<INTEREST-TOTAL>                             1,711,013
<INTEREST-DEPOSIT>                             693,920
<INTEREST-EXPENSE>                           1,018,623
<INTEREST-INCOME-NET>                          692,390
<LOAN-LOSSES>                                  260,040
<SECURITIES-GAINS>                                   0
<EXPENSE-OTHER>                              2,223,121
<INCOME-PRETAX>                              1,022,108
<INCOME-PRE-EXTRAORDINARY>                   1,022,108
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   622,500
<EPS-PRIMARY>                                     1.20<F2>
<EPS-DILUTED>                                     1.15<F2>
<YIELD-ACTUAL>                                   11.99<F3>
<LOANS-NON>                                          0
<LOANS-PAST>                                   134,865<F4>
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                               118,427
<CHARGE-OFFS>                                  359,542
<RECOVERIES>                                   135,779
<ALLOWANCE-CLOSE>                              162,476
<ALLOWANCE-DOMESTIC>                           157,941
<ALLOWANCE-FOREIGN>                              4,535
<ALLOWANCE-UNALLOCATED>                              0

<F1>  Includes Loans Held for Securitization.
<F2>  EPS - Primary represents EPS and EPS-Diluted represents EPS-Assuming
      Dilution. The Corporation adopted Statement of Financial Accounting Standards No. 128 "Earnings per Share" (Statement No. 128), for financial statements issued for periods ending after December 15, 1997. In accordance with Statement No. 128, earnings per common share is computed using net income applicable to common stock and weighted average common shares outstanding, whereas earnings per common share-assuming dilution includes the potential effect of common stock equivalents which are solely related to employee stock options. Per common share data have been restated to reflect the adoption of Statement No. 128 and the three-for-two split of the Corporation's Common Stock, effected in the form of a dividend, issued October 1, 1997, to stockholders of record as of September 15, 1997.
<F3>  On a fully taxable equivalent basis.
<F4>  Excludes Loans Held for Securitization.

